UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2008

PackItGreen Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333- 139991	20-4940852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3420 Ocean Park Blvd., Suite 3000

Santa Monica, California, USA 90405

(Address of principal executive offices) (zip code)

310-450-9100

(Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Jonathan R. Shechter, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On March 26, 2008, PackItGreen Holdings Corp. (the “Company”) closed a private placement with two accredited investors (the “Investors”) for an aggregate amount of $1,890,453 (the “Purchase Price”). In consideration of the Purchase Price, the Company issued to the Investors an aggregate of 1,260,301 restricted shares of its common stock, $0.001 par value. Additionally, the Investors also were issued 126,030 warrants exercisable for 3 years from the date of issuance for an exercise price of $3.00.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, in connection with the acquisition of PackItGreen, Inc., the Company has changed its name to PackItGreen Holdings Corp.

Item 9.01 Financial Statements and Exhibits.

None.

(c) Exhibits

Exhibit Number	Description
10.1	Form of Offer Letter for investment of PackItGreen Holdings Corp.

   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKITGREEN HOLDINGS CORP.

Date: April 14, 2008	/s/ Stan Harper
Name: Stan Harper
Title: President